Exhibit 99.1

Origin Investment Corp I Announces that the Separate Trading of its Ordinary Shares and Warrants has Commenced

Singapore, September 9, 2025 (GLOBE NEWSWIRE) -- Origin Investment Corp I (NASDAQ: ORIQU) (the “Company”) announced today that the separate trading has commenced for its ordinary shares and warrants that were included in units sold in the Company’s initial public offering completed on July 3, 2025. Such ordinary shares and warrants separately trade on The Nasdaq Global Market (“Nasdaq”) under the symbols “ORIQ” and “ORIQW,” respectively. Those units that are not separated will continue to trade on Nasdaq under the symbol “ORIQU.”

A registration statement on Form S-1 (File No. 333-284189) relating to the units was filed with the Securities and Exchange Commission (“SEC”) and became effective on July 1, 2025. This offering was made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov.

About Origin Investment Corp I

The Company is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. While the Company will not limit its search for a target company to any particular business segment, the Company intends to focus its search for a target business in Asia. However, the Company will not consummate its initial business combination with an entity or business in China or with China operations consolidated through a variable interest entity structure.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s initial public offering filed with the SEC, which could cause actual results to differ from forward-looking statements. Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. No assurance can be given that the Company will ultimately complete a business combination transaction.

Contact:

Origin Investment Corp I

Edward Chang, CEO

eychang@originequity.partners